Exhibit 99.2
Media Alert
For Immediate Release
ITC Holdings Corp. Announces New Subsidiaries ITC Grid Development, ITC Great Plains
ITC Great Plains to focus on transmission improvements in Kansas, Great Plains region
Novi, Michigan, August 7, 2006 — ITC Holdings Corp. (NYSE: ITC) today announced the formation of two new subsidiaries. ITC Grid Development has been formed as a subsidiary of ITC Holdings to focus on bringing much needed improvements to the nation’s electricity transmission infrastructure by partnering with entities in regions where significant investment is needed to improve reliability and address local energy needs.
“Through its subsidiary ITCTransmission, ITC Holdings has invested over $300 million since 2003 toward improving reliability, reducing congestion and lowering the overall cost of delivered energy in southeastern Michigan,” said Joseph L. Welch, president and CEO of ITC Holdings Corp. “It is our experience and role as an industry leader that now allows us to leverage our skills, resources and expertise in other regions of the country. ITC Grid Development will tap into this experience, using existing partnerships and resources to bring identified projects into service.”
The first region in which ITC Grid Development will focus its efforts is the Great Plains region, specifically in Kansas, through the formation of a subsidiary named ITC Great Plains. ITC Great Plains has established an office in Topeka, Kansas in order to address a recognized need to increase cross-state transmission capacity issues as well as to develop the transmission infrastructure necessary to support the tremendous potential for renewable energy through wind farms in Southwestern Kansas.
“ITC Great Plains is fully committed to bringing the necessary resources to Kansas and the surrounding Great Plains region to make the necessary improvements to the electricity transmission system to support Kansas’ energy needs now and in the future,” said Carl A. Huslig, president of ITC Great Plains.
Huslig, a native of Kansas with over 15 years of experience in the electric utility industry, is dedicated to developing the necessary electricity transmission infrastructure to meet the energy needs of Kansas and the Great Plains region. Mr. Huslig has personally testified in front of the Kansas Corporation Commission in February of 2005 to the lack of regional electricity transfer capability within Kansas, and as president of ITC Great Plans, he will focus on increasing electricity transfer capability and improving the region’s electricity transmission reliability.
About ITC Holdings Corp.
ITC Holdings’ primary operating subsidiary, ITCTransmission, is the first independently owned and operated electricity transmission company in the United States. ITCTransmission owns, operates and maintains the fully-regulated, high-voltage system in southeastern Michigan that transmits electricity to local electric distribution facilities from generating stations in Michigan, other

Midwestern states and Ontario, Canada. ITC Holdings is committed to identifying opportunities to improve the nation’s electricity transmission system and its reliability. For more information on ITC Holdings, please visit http://www.itc-holdings.com. For more information on ITC Great Plains, please visit http://www.itcgreatplains.com. For more information on ITCTransmission, please visit http://www.itctransco.com. (itc-ITC)
Safe Harbor Statement
This press release contains certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.
Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward- looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise, unless required by law.
Contact:
Lisa Aragon, ITC Holdings Corp., 248.835.9300, laragon@itc-holdings.com
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